EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Trestle Holdings, Inc. on Form S-B2 of our report, dated March 26, 2005, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus.

Singer, Lewak, Greenbaum, and Goldstein, LLP

Los Angeles, California
September 21, 2005